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                                                                    EXHIBIT 21.1

                        CHILDTIME LEARNING CENTERS, INC.
                                  SUBSIDIARIES


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                                                   STATE OF                      NAMES UNDER WHICH
               NAME                             INCORPORATION                SUBSIDIARIES DO BUSINESS
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
Childtime Childcare, Inc.                         Illinois              Childtime Children's Centers
                                                                        Childtime Learning Centers
                                                                        Cornerstone
                                                                        Censustots Childcare Center
                                                                        Childtime/Beaumont
                                                                        Childtime/Milwaukee Medical Center
                                                                        Childtime/Northern Illinois Medical Center
                                                                        Childtime/St. Francis Hospital Child Care
                                                                        Center
                                                                        Company Kids/BCBS
                                                                        Campus Child Care
                                                                        Little Learners
                                                                        Palo Alto Preschool
                                                                        Supertots
                                                                        Stepping Stones
                                                                        Fallon Federal Child Care
                                                                        Center Street Park & Ride Child Care Center
                                                                        Lovelace Child Development Center
                                                                        Childtime at Choices
                                                                        The Oakwood Schools
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Childtime Childcare - Michigan, Inc.              Michigan              Childtime Childcare - Michigan, Inc.
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Childtime Childcare - PMC, Inc.                   Michigan              Childtime Childcare - PMC, Inc.
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Tutor Time Learning Centers, LLC                  Michigan              Tutor Time Child Care/Learning Center
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Tutor Time Learning Centers International, Inc.   Michigan              Tutor Time Child Care/Learning Center
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Tutor Time Franchise, LLC                         Michigan              Tutor Time Child Care/Learning Center
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